Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement of our report dated March 13, 2026, relating to the consolidated financial statements of LivePerson, Inc. which appears in Exhibit 99.1 to this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
New York, New York

May 11, 2026